UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2025 (December 12, 2025)

CompoSecure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39687	85-2749902
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Pierce Street Somerset, New Jersey	08873
(Address of Principal Executive Offices)	(Zip Code)

(908) 518-0500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	CMPO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed, on November 2, 2025, CompoSecure, Inc., a Delaware corporation (“CompoSecure” or the “Company”), and certain of its subsidiaries entered into a Share Purchase Agreement (the “Transaction Agreement”) with Husky Technologies Limited (“Husky”), Platinum Equity Advisors, LLC (“Platinum Equity”), certain entities affiliated with Platinum Equity and certain members of Husky management (collectively, the “Sellers”). Under the terms of the Transaction Agreement, the Company will combine with Husky for aggregate consideration of approximately $3.953 billion in cash and 55,297,297 shares of the Company’s Class A Common Stock (“Common Stock”), par value $0.0001 per share, subject to the adjustments set forth in the Transaction Agreement. On November 2, 2025, concurrently with the execution of the Transaction Agreement, the Company also entered into purchase agreements (together, the “Purchase Agreements”) with certain investors named therein (collectively, the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement an aggregate of 106,056,083 shares of Company Common Stock, at a purchase price of $18.50 per share, for an aggregate purchase price of approximately $1.96 billion.

In connection with the transactions contemplated by the Transaction Agreement (the “Transactions”), the Company filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) on November 24, 2025. The special meeting of the CompoSecure shareholders (the “Special Meeting”) will be held virtually on December 23, 2025, at 10:00 a.m., Eastern Time, to act on a proposal to approve the issuance of CompoSecure Common Stock pursuant to the terms of the Transaction Agreement and the Purchase Agreements, as disclosed in the Proxy Statement.

Since the filing of the Company’s Proxy Statement, several purported shareholders of the Company have sent demand letters generally alleging that the Proxy Statement omitted material information or otherwise had disclosure deficiencies that prejudice the ability of the Company shareholders to make a fully informed decision concerning the Transactions. The purported shareholders demand corrective disclosures to the Proxy Statement.

In addition, three separate complaints were filed by purported shareholders of the Company—two in the Supreme Court of the State of New York, County of New York against the Company and its directors, for negligence and negligent misrepresentation and concealment, under the captions Michael Kent v. CompoSecure, Inc. et. al. Case No. 656261/2025 and Richard Lawrence v. CompoSecure, Inc. et. al. Case No. 656243/2025, and one in the Superior Court of New Jersey against the Company and its directors, for misrepresentation and concealment in violation of New Jersey statutory and/or common law, under the caption of Steven Lacoff v. David Cote et. al. Case No. SOM-C-012082-25 (together, the “Complaints”). The Complaints allege that the Proxy Statement is materially incomplete and misleading, misrepresents and/or omits material information necessary for the Company’s shareholders to make an informed decision ahead of the Special Meeting, and/or involved conflicted individuals. The Complaints seek, among other things, injunctions barring consummation of the Transactions or, in the event that the Transactions are consummated, rescinding it or awarding damages. Further, a purported Company shareholder sent a demand pursuant to Section 220 of the Delaware General Corporation Law seeking to inspect certain Company books and records in connection with, among other things, the Transactions.

CompoSecure believes that the claims asserted in the demand letters and in the Complaints regarding the Proxy Statement are without any merit and that no supplemental disclosure is required under applicable laws. However, in order to reduce the risk of the Complaints or demand letters delaying or adversely affecting the Transactions and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing whatsoever, CompoSecure has determined to voluntarily supplement the Proxy Statement by providing the additional information presented below in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein or in the Proxy Statement. To the contrary, the Company specifically denies all allegations that further disclosure of any kind was or is required to supplement the Proxy Statement under applicable laws.

Supplemental Disclosure to the Proxy Statement

The additional disclosures (the “supplemental disclosures”) in this Current Report on Form 8-K supplement the disclosures contained in the Proxy Statement and should be reviewed in conjunction with the disclosures contained in the Proxy Statement, which in turn should be carefully read in its entirety. To the extent information set forth in the supplemental disclosures differs from or updates information contained in the Proxy Statement, the information in this Current Report on Form 8-K shall supersede the applicable information contained in the Proxy Statement.

All page references are to the Proxy Statement, and capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Proxy Statement.

The disclosure under the heading “Opinion of CompoSecure’s Financial Advisor – Analysis Relating to Husky Technologies Limited – Comparable Company Analysis” on page 53 of the Proxy Statement is hereby supplemented by amending and restating the fourth paragraph on page 53 to read as follows:

The statistics for each of the selected companies are summarized as follows:

Comparable Company Multiples

Industrial After Market and Consumable Peers
Selected Company	2025E AV/EBITDA	2026E AV/EBITDA
Nordson Corporation	16.9x	15.8x
Lincoln Electric Holdings, Inc.	16.6x	15.5x
ESAB Corporation	15.3x	13.9x
Donaldson Company, Inc.	14.7x	13.8x
Food and Beverage-Oriented Machinery Peers
Selected Company	2025E AV/EBITDA	2026E AV/EBITDA
JBT Marel Corporation	14.4x	12.8x
GEA Group AG	11.1x	10.3x
Hillenbrand Inc. (unaﬀected as of August 12, 2025)	8.5x	8.2x
Sealed Air Corporation	8.1x	7.8x
Krones AG	6.0x	5.5x

The disclosure under the heading “Opinion of CompoSecure’s Financial Advisor – Analysis Relating to Husky Technologies Limited – Selected Precedent Transaction Analysis” on page 54 of the Proxy Statement is hereby supplemented by amending and restating the first full paragraph on page 54 (including the table contained therein) to read as follows:

Morgan Stanley performed a selected precedent transactions analysis, which is designed to imply a value of company based on publicly available financial terms of selected transactions. Morgan Stanley selected certain transactions since 2017 for which relevant financial information was publicly available. For these transactions, Morgan Stanley reviewed the consideration paid and calculated the ratio of the AV of each transaction to the EBITDA of the target company for the last twelve months, which we refer to as LTM EBITDA, based on publicly available financial information. Morgan Stanley reviewed the following transactions in connection with this analysis:

Date	Target	Acquiror	AV (billions)	AV/LTM EBITDA
June 2017	Duravant LLC	Warburg Pincus LLC	$1.3	~13x
December 2017	Husky Injection Molding Systems International Ltd.	Platinum Equity	$3.9	11.6x(1)
January 2018	ProMach Group, Inc	Leonard Green & Partners LP	$2.2	~14x
July 2019	Milacron Holdings Corp.	Hillenbrand, Inc.	$2.0	9.6x
July 2019	Bosch Packaging Technology (Syntegon)	CVC Capital Partners	$1.0	~18x
July 2020	IMA Group	BC Partners LLP	$4.2	~17x
October 2021	Duravant LLC	Carlyle Group Inc.	$5.9	~18x
November 2022	Liquibox	Sealed Air Corp	$1.2	13.5x(2)
May 2023	ProMach Group Inc	BDT & MSD Partners & Leonard Green Partners LP	$4.8	~15x
May 2023	Schenck Process Food and Performance Materials	Hillenbrand, Inc.	$0.7	10.7x(3)
July 2023	IMA Group	BDT & MSD Partners	$6.9	~19x
June 2024	Marel hf.	JBT Corporation	$3.8	16.8x
October 2024	Barnes Group Inc.	Apollo Global Management, Inc.	$3.6	11.9x
February 2025	Milacron(4)	Bain Capital	$0.6	8.8x
October 2025	Hillenbrand, Inc.	Lone Star Funds	$3.8	9.7x

(1) EBITDA was implied based on Moody’s Investors Service report as of March 2018

(2) Based on 2022E EBITDA

(3) Based on 2023E EBITDA

(4) 51% stake

The disclosure under the heading “Opinion of CompoSecure’s Financial Advisor – Analysis Relating to Husky Technologies Limited – Discounted Cash Flow Analysis” on page 55 of the Proxy Statement is hereby supplemented by amending and restating the first full paragraph on page 55 to read as follows:

Morgan Stanley performed a discounted cash flow, which we refer to as DCF, analysis for Husky, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of a company. Morgan Stanley calculated a range of implied aggregate values for Husky based on a discounted cash flow analysis of projected unlevered free cash flows derived from financial forecasts from the Husky Business Plan. Morgan Stanley calculated a terminal value for Husky at the end of the forecast period by applying a range of perpetual growth rates of 2.5% to 3.5% to Husky’s projected terminal year unlevered free cash flow of $460 million, assuming that terminal depreciation equaled terminal capital expenditures and that terminal amortization was zero.

The unlevered free cash flows for the fourth quarter of 2025 and for the fiscal years 2026 through 2030 and the terminal value were then discounted to present value using a range of discount rates from 9.3% to 11.0% (which Morgan Stanley derived based on its estimate of Husky’s weighted average cost of capital using its experience and professional judgment). The present value of the terminal value of Husky, calculated based on the range of discount rates indicated above, was approximately $3.376 billion to $5.356 billion. This analysis indicated a range of implied enterprise values for Husky of approximately $4.917 billion to $6.961 billion. Morgan Stanley compared these ranges to the implied value of the Transaction Consideration of $4.976 billion, consisting of $3.953 billion in cash consideration and $1.023 billion in stock consideration, based on 55,297,297.3 shares of CompoSecure Common Stock issued multiplied by $18.50.

The disclosure under the heading “Opinion of CompoSecure’s Financial Advisor – Analysis Relating to CompoSecure – Discounted Cash Flow Analysis” on page 56 of the Proxy Statement is hereby supplemented by amending and restating the first paragraph on page 56 to read as follows:

Morgan Stanley performed a DCF analysis for CompoSecure, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of a company. Morgan Stanley calculated a range of equity values per share for CompoSecure based on the estimated cash flows contained in the CompoSecure financial projections prepared by CompoSecure management, which we refer to as the CompoSecure Business Plan. Morgan Stanley relied on financial projections provided by the management of CompoSecure for calendar years 2025 through 2030. In arriving at the estimated equity values per share of CompoSecure common shares, Morgan Stanley calculated a terminal value for CompoSecure at the end of the forecast period by applying perpetuity growth rates of 2.5% to 3.5% to CompoSecure’s projected terminal year unlevered free cash flow of $209 million, assuming that terminal depreciation and amortization equaled terminal capital expenditures.

The unlevered free cash flows from the fourth quarter of 2025 and for the calendar years 2026 through 2030 and the terminal value were then discounted to present values using a range of discount rates from 9.5% to 11.3% (which Morgan Stanley derived based on its estimate of CompoSecure’s weighted average cost of capital using its experience and professional judgments). The present value of the terminal value of CompoSecure, calculated based on the range of discount rates indicated above, was approximately $1.458 billion to $2.364 billion. Morgan Stanley then added CompoSecure’s estimated net cash balance of $75 million to the present value of the enterprise value to arrive at implied equity values and corresponding implied per-share equity values for CompoSecure Common Stock.

The disclosure under the heading “Opinion of CompoSecure’s Financial Advisor – Analysis Relating to CompoSecure – Discounted Equity Value Analysis” on page 56 of the Proxy Statement is hereby supplemented by amending and restating the third full paragraph on page 56 to read as follows:

To calculate the future ranges of implied equity values, Morgan Stanley applied a next twelve month, which we refer to as NTM, AV/EBITDA multiple of 15.3x, derived by Morgan Stanley using its experience and professional judgment and representing CompoSecure’s current NTM multiple, to CompoSecure’s estimated NTM EBITDA as of each of December 31, 2026, December 31, 2027, and December 31, 2028, in each case based on the CompoSecure Business Plan, and then subtracted CompoSecure’s estimated net debt as of each such date of approximately negative $208 million, negative $359 million and negative $551 million, respectively, as provided by CompoSecure’s management. Morgan Stanley then divided the resulting implied equity values by CompoSecure’s fully diluted shares outstanding of approximately 136 million, 137 million and 137 million, respectively, as provided by CompoSecure’s management, to derive ranges of future implied equity values per share. Morgan Stanley then discounted the resulting implied equity values per share to September 30, 2025 at a discount rate equal to 10.8%, which discount rate was selected by Morgan Stanley based upon its professional judgment and taking into account CompoSecure’s assumed cost of equity of 10.8%.

The disclosure under the heading “Opinion of CompoSecure’s Financial Advisor – Pro Forma Combined Company Analysis – Discounted Equity Value Analysis” on page 56 of the Proxy Statement is hereby supplemented by amending and restating the second paragraph on page 57 to read as follows:

To calculate the future ranges of pro forma implied equity values, Morgan Stanley applied NTM AV/EBITDA multiples of 15.3x and 16.3x, derived by Morgan Stanley using its experience and professional judgment, to CompoSecure’s estimated NTM AV/EBITDA, pro forma for the Transactions, as of each of December 31, 2026, December 31, 2027 and December 31, 2028, respectively, in each case based on the pro forma financial projections provided by CompoSecure management, and then subtracted CompoSecure’s estimated pro forma net debt for the proposed transaction as of each such date of approximately $1,692 million, $1,273 million and $713 million, respectively, as provided by CompoSecure’s management. Morgan Stanley then divided the resulting pro forma implied equity values by CompoSecure’s pro forma fully diluted shares outstanding of 298 million, 298 million and 299 million, respectively (as adjusted for newly issued shares in the Transactions), to derive ranges of future pro forma implied equity values per share. Morgan Stanley then discounted the resulting pro forma implied equity values per share to September 30, 2025 at a discount rate equal to 11.0%, which discount rate was selected by Morgan Stanley based upon its professional judgment and cost of equity of 11.0%, representing the midpoint between CompoSecure and Husky.

The disclosure under the heading “Opinion of CompoSecure’s Financial Advisor – General” on page 57 of the Proxy Statement is hereby supplemented by amending and restating the first paragraph on page 59 to read as follows:

As of the disclosure date, Morgan Stanley or an affiliate thereof is a lender to Platinum and/or certain of its affiliates with respect to revolving credit facilities. In the two years prior to the disclosure date, Morgan Stanley and its affiliates have received aggregate fees of between $10 million and $20 million for financing services provided to Platinum and/or certain of its affiliates. Morgan Stanley is also mandated on certain financial advisory and financing assignments for Platinum and/or certain of its affiliates unrelated to the Transactions, for which we would expect to receive customary fees if such transactions are completed. Such fees could be greater, in the aggregate, than the fees Morgan Stanley would receive from CompoSecure in the Transactions. Morgan Stanley may also seek to provide financial advisory and financing services to CompoSecure and Husky and their respective affiliates in the future and would expect to receive fees for the rendering of these services. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with CompoSecure in connection with the Transactions, may have committed and may commit in the future to invest in private equity funds managed by Platinum.

Additional Information about the Transactions and Where to Find It

This Current Report on Form 8-K is being made in connection with the Transactions. In connection with the Transactions, the Company has filed the Proxy Statement with the SEC to seek the Company Stockholder Approval in connection with the Company Stock Issuance. This communication is not a substitute for the Proxy Statement or any other document that the Company has filed with the SEC in connection with the Transactions. The definitive proxy statement has been mailed to shareholders of the Company. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS. Shareholders are able to obtain, free of charge, copies of such documents filed by the Company in connection with the Transactions at the SEC’s website (http://www.sec.gov). In addition, the Company’s shareholders are able to obtain, free of charge, copies of such documents filed by the Company at the Company’s website (https://ir.composecure.com). Alternatively, these documents can be obtained free of charge from the Company upon written request to the Company at ir@composecure.com.

Participants in the Solicitation

The Company, Resolute Holdings and their respective directors and officers may be deemed participants in the solicitation of proxies of the Company Stockholders in connection with the Company Stockholder Approval. The Company Stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of the Company in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 5, 2025 (including Part III thereof, which is incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 18, 2025), as amended by the Current Reports on Form 8-K filed by the Company on July 14, 2025 (as amended on July 17, 2025), and regarding the directors and officers of Resolute Holdings in Resolute Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 31, 2025 (including Part III thereof, which is incorporated by reference to Resolute Holdings’ Definitive Proxy Statement on Schedule 14A filed with the SEC on April 18, 2025), as amended by the Current Report on Form 8-K filed by Resolute Holdings on July 14, 2025.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of the Company’s stockholders in connection with the Company Stock Issuance and other matters to be voted upon at the special meeting will be set forth in the proxy statement for the Company Stock Issuance when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Company Stock Issuance will be included in the proxy statement that the Company intends to file with the SEC.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about demand letters and complaints relating to the Transactions, the timing and completion of the Transactions, expected benefits, future plans, expectations and opportunities, are forward-looking statements. Forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially. Important factors include, among others: (i) the risk that the Transactions may not be completed in a timely manner or at all; (ii) the failure to obtain required approvals, including regulatory approvals and the Company Stockholder Approval; (iii) the occurrence of any event that could give rise to termination of the Share Purchase Agreement; (iv) the effect of the announcement, pendency or consummation of the Transactions on the parties’ business relationships, operations, financial and accounting matters; (v) risks that the expected benefits of the Transactions, including financial projections, estimates and outlook, may not be fully realized or may take longer to realize than expected; (vi) risks related to financing the Transactions; (vii) costs related to the Transactions; (viii) potential litigation and/or regulatory actions relating to the Transactions, including the demand letters and Complaints described herein, and otherwise; (ix) general economic, market, industry and competitive conditions; and (x) other risks and uncertainties described in CompoSecure’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q, which identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date made. CompoSecure undertakes no obligation to update any forward-looking statements, except as required by law.

No Offer or Solicitation.

This Current Report on Form 8-K is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPOSECURE, INC.

Date: December 12, 2025	By:	/s/ Jonathan C. Wilk
Name: Jonathan C. Wilk
Title: Chief Executive Officer